As filed with the Securities and Exchange Commission on March 31, 2010
Registration No. 333-163748

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

POST EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_______________

CHINA MEDIAEXPRESS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-8951489	7310
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)	(Primary Standard Industrial Classification Code Number)

Room 2805, Central Plaza, Wanchai Hong Kong
+852 2827 6100
(Address, including zip code, and telephone number, including area code, of Registrant’s Principal executive Offices)

Law Debenture Corporate Services Inc.
400 Madison Avenue, 4th Floor
New York, NY 10017
+1 212 750-6474
(Name, address, including zip code, and telephone number, including area code, of Agent for Service))

with a copy to:
Mitchell S. Nussbaum, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
(212) 407-4000

Approximate date of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-3 (Registration No. 333-163748) (the “Registration Statement”) of China MediaExpress Holdings, Inc. a Delaware corporation (“CME”) relating to the registration of shares of Common Stock, par value $0.001 per share to be resold from time to time by the selling securityholders named in the Registration Statement. The Registration Statement was originally filed on December 19, 2009. In accordance with an undertaking made by CME in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities registered pursuant to the Registration Statement which remain unsold at the termination of the offering, CME hereby removes from registration all securities registered under the Registration Statement which remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hong Kong, Special Administrative Region of the People’s Republic of China, on the 31th day of March, 2010.

CHINA MEDIAEXPRESS HOLDINGS, INC..

By:	/s/ Zheng Cheng
Zheng Cheng
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Zheng Cheng	Chairman of the Board and Chief Executive Officer (Principal Executive Officer and Principal Accounting and Financial Officer)	March 31, 2010
Zheng Cheng

/s/ Jacky Lam	Director and Chief Financial Officer (Principal Financial and Accounting Officer)	March 31, 2010
Jacky Lam

*	Director	March 31, 2010
George Zhou

*	Director	March 31, 2010
Marco Kung

*	Director	March 31, 2010
Dorothy Dong
*	Director	March 31, 2010
Yinshaung Huang

*  By ___/s/ Zheng Cheng__________________
Zheng Cheng, attorney in fact